Exhibit 10.2

AMENDMENT NO. 1

TO THE

SECOND AMENDED AND RESTATED

2008 STOCK AND ANNUAL INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan (the “Plan”) is dated as of February 24, 2010.

R E C I T A L S

WHEREAS, the Plan provides for the treatment of Adjusted Awards upon a Change in Control of the Company;

WHEREAS, the Company wishes to amend the Plan to conform to the original intent of the adjustments made to the Adjusted Awards to have the change in control triggering event for such awards be a change in control of the Participant’s employer, rather than a Change in Control of the Company;

WHEREAS, the Company wishes to further amend the Plan in accordance with Section 12(c) of the Plan to allow for the implementation of the short-term and long-term incentive programs of the Company under the Plan approved by the Compensation Committee; and

WHEREAS, the Plan may be amended by the Board, subject to the provisions of Section 12(c) of the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

SECTION 1. Defined Terms. Terms used but not defined herein have the meanings assigned to them in the Plan.

SECTION 2. Amendment to Section 1. The definition of “Award” included in Section 1 of the Plan shall be deleted in its entirety and replaced with the following:

“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or other award (stock-based or otherwise) granted or assumed pursuant to the terms of this Plan, including Adjusted Awards.

SECTION 3. Amendment to Section 1 and the Plan. The definition of “Plan Year” included in Section 1 of the Plan shall be deleted in its entirety and replaced with the definition “Performance Period” set forth below. In addition, any and all references in the Plan to “Plan Year” shall be deleted and replaced with the term “Performance Period.”

“Performance Period” means such period of time over which performance of the Company, an Eligible Individual or business unit of the Company shall be measured, which may include, but not necessarily be limited to, a calendar year or the Company’s fiscal year or such other period as the Committee shall determine.

SECTION 4. Amendment to Section 10. Section 10 of the Plan is hereby deleted in its entirety and replaced with the following:

“Section 10. Change in Control Provisions

(a) Adjusted Awards. With respect to all Adjusted Awards, subject to paragraph (e) of this Section 10, unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment, during the two-year period following a Change in Control (as defined in the long term incentive plan of IAC or the applicable SpinCo (as defined in the Employee Matters Agreement), from the Company for which the

Participant worked immediately following the Separation (the applicable employer referred to as the “Employer”)), by the Participant’s Employer other than for Cause or Disability or by the Participant for Good Reason (as defined below):

(i) any Options outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option would be exercisable in the absence of this Section 10(a) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement.

(b) Impact of Event on Awards other than Adjusted Awards. Subject to paragraph (e) of this Section 10, and paragraph (d) of Section 12, unless otherwise provided in any applicable Award Agreement and except as otherwise provided in paragraph (a) of this Section 10, in connection with a Change of Control, the Committee may make such adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes, including, without limitation, the acceleration of vesting of Awards either upon a Change of Control or upon a termination of employment following a Change of Control. The Committee may provide for such adjustments as a term of the Award or may make such adjustments following the granting of the Award.

(c) Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an option agreement or other agreement relating to an Award, a “Change in Control” shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or Group (a “Person”), other than the Company, of Beneficial Ownership of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that any acquisition that would constitute a Change in Control under this subsection (i) that is also a Business Combination shall be determined exclusively under subsection (iii) below; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors at such time shall become an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, the purchase of assets or stock of another entity, or other similar corporate transaction (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) more than 50% of the Resulting Voting Power shall reside in Outstanding Company Voting Securities retained by the Company’s stockholders in the Business Combination and/or voting securities received by such stockholders in the Business Combination on account of Outstanding Company Voting Securities, and (B) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were Incumbent Directors at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Separation shall not constitute a Change in Control. For the avoidance of doubt, with respect to an Adjusted Award held by a Participant, any reference in the Plan to Change in Control and any reference in an Award Agreement or the applicable IAC Long Term Incentive Plan to a “change in control,” “change of control” or similar definition shall be deemed to refer to a Change of Control as defined in the long term incentive plan of the Participant’s Employer.

(d) For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

(e) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 14(k).”

SECTION 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations or agreements contained in the Plan, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 4. Effective Date of Amendment. This Amendment shall be effective as of the later of (i) the date first set forth above and (ii) the latest date that an amendment covering the matters referred to in Section 2 above to the incentive plans of IAC and the other Spincos (or Adjusted Awards thereunder) is adopted by any such company.

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